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                                                                  Exhibit 8.1

                      Subsidiaries of DRAXIS Health Inc.

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                                                                              Other Names Under
                                                                              Which Subsidiary is
Subsidiary                         Jurisdiction of Incorporation              Doing Business
----------                         -----------------------------              --------------

DRAXIMAGE Inc.                     Canada (CBCA)

DRAXIS Pharma Inc.                 Canada (CBCA)                              DPI

Deprenyl Animal Health, Inc.       State of Louisiana                         DAHI

DAHI LLC                           State of Delaware

DAHI Nevada Inc.                   State of Nevada

DRAXIS U.S. Inc.                   State of Delaware

DAHI Animal Health (New            New Zealand (Companies Act 1993 as a
Zealand) Pty Limited               limited liability company)

DAHI Animal Health (UK)            England and Wales (Companies Act
Limited                            1985 as a private limited company)
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